[Hartford Series Fund, Inc.]

Sub-Item 77C: Submission of matters to a vote of security holders.

The following proposals were addressed and approved at a special meeting of shareholders held on September 7, 2005.

1. Proposal to Elect the Following Individuals as Directors:

Hartford Series Fund, Inc.

Nominee    For    Withhold
Lynn S. Birdsong  3,468,584,222.661 233,611,555.369
Robert M. Gavin, Jr.  3,463,012,357.243 239,183,420.787
Duane E. Hill   3,465,430,237.531 236,765,540.499
Sandra S. Jaffee  3,467,809,726.812 234,386,051.218
William P. Johnston  3,467,974,649.135 234,221,128.895
Phillip O. Peterson  3,466,304,390.370 235,891,387.660
Thomas M. Marra   3,467,927,386.080 234,268,391.950
Lowndes A. Smith  3,472,200,144.990 229,995,633.040
David M. Znamierowski  3,462,388,716.114 239,807,061.916

2. Proposal to Permit the Investment Adviser to Select and Contract with Unaffiliated
Sub-Advisers without Shareholder Approval:

        For   Against   Abstain
Hartford Advisers HLS Fund      371,545,541.234  29,621,399.199  21,219,890.724
Hartford Capital Appreciation HLS Fund     199,645,038.470  15,807,493.427  10,257,395.024
Hartford Disciplined Equity HLS Fund      84,480,618.135   5,146,257.268   4,628,066.190
Hartford Dividend and Growth HLS Fund     260,709,366.819  18,447,688.684  14,033,998.863
Hartford Equity Income HLS Fund       19,378,034.855   1,169,653.025   1,262,160.082
Hartford Focus HLS Fund         7,362,005.081     484,202.640     317,852.722
Hartford Global Advisers HLS Fund      29,542,875.333   2,134,334.480    1,748,889.216
Hartford Global Communications HLS Fund       2,620,927.357     228,936.207     125,112.661
Hartford Global Financial Services HLS Fund      3,162,701.096     159,359.496     193,334.078
Hartford Global Health HLS Fund       18,557,965.864   1,449,403.665   1,221,128.273
Hartford Global Leaders HLS Fund      58,238,734.130   4,497,327.732   2,910,296.802
Hartford Global Technology HLS Fund      20,466,239.436   1,753,092.968   1,131,484.400
Hartford Growth HLS Fund       36,352,725.226   1,943,361.554   1,792,791.860
Hartford High Yield HLS Fund       62,766,955.742   3,950,913.964   3,835,296.804
Hartford Index HLS Fund        51,563,784.096   4,478,671.634   2,907,002.480
Hartford International Capital Appreciation HLS Fund    38,800,255.091   2,658,990.075   2,232,309.257
Hartford International Opportunities HLS Fund     96,176,499.659   7,279,101.698   5,255,710.603
Hartford International Small Company HLS Fund     11,724,290.450     919,237.147     646,519.591
Hartford MidCap HLS Fund       49,798,448.503   3,997,531.939   2,191,833.819
Hartford MidCap Value HLS Fund       69,122,630.899   4,917,232.188   3,474,348.705
Hartford Money Market HLS Fund    1,148,269,118.502 239,886,049.161  85,032,372.446
Hartford Mortgage Securities HLS Fund      48,784,346.918   3,630,829.838   2,557,923.831
Hartford Small Company HLS Fund       49,078,660.916   6,337,150.986   2,479,074.496
Hartford Stock HLS Fund       104,528,982.374   7,527,546.788   5,478,610.445
Hartford Total Return Bond HLS Fund     248,368,027.776  24,138,663.956  13,721,002.505
Hartford Value HLS Fund        24,893,233.608   1,640,872.752   1,398,062.112

3.   Proposal to Revise the Fundamental Policy Regarding Investment Concentrations within a Particular Industry:

       For   Against   Abstain
Hartford Advisers HLS Fund      380,311,882.845  17,311,733.975  24,763,214.337
Hartford Capital Appreciation HLS Fund     204,443,711.525   9,785,155.519  11,481,059.877
Hartford Disciplined Equity HLS Fund      85,956,014.547   3,182,103.422   5,116,823.624
Hartford Dividend and Growth HLS Fund     265,979,555.422  11,127,001.711  16,084,497.233
Hartford Equity Income HLS Fund       19,577,974.089     849,644.721   1,382,229.152
Hartford Focus HLS Fund         7,460,508.032     367,323.175     336,229.236
Hartford Global Advisers HLS Fund      30,069.750.109   1,290,362.263   2,065,986.657
Hartford Global Leaders HLS Fund      59,479,943.242   2,721,073.470   3,445,341.952
Hartford Growth HLS Fund       36,824,640.314   1,299,133.307   1,965,105.019
Hartford High Yield HLS Fund       63,889,352.745   2,501,761.662   4,162,052.103
Hartford Index HLS Fund        53,064,110.874   2,704,806.944   3,180,540.392
Hartford International Capital Appreciation HLS Fund    39,556,034.325   1,742,779.843   2,392,740.255
Hartford International Opportunities HLS Fund     98,793,634.905   4,123,330.349   5,794,346.706
Hartford International Small Company HLS Fund     11,959,685.396     631,921.154     698,440.638
Hartford MidCap HLS Fund       50,849,747.113   2,558,563.909   2,579,503.239
Hartford MidCap Value HLS Fund       70,350,599.196   3,298,691.212   3,864,921.384
Hartford Money Market HLS Fund    1,196,514,723.367 180,196,190.433  96,476,626.309
Hartford Mortgage Securities HLS Fund      49,600,767.047   2,544,677.347   2,827,656.193
Hartford Small Company HLS Fund       52,609,303.183   2,378,695.877   2,906,887.338
Hartford Stock HLS Fund       106,680,686.827   4,596,991.559   6,257,461.221
Hartford Total Return Bond HLS Fund     253,722,574.627  17,435,929.755  15,069,189.855
Hartford Value HLS Fund        25,467,744.377     887,152.233   1,577,271.862